UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 12, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On or about May 14, 2010, Independent Bank Corporation (the "Company") sent a letter to holders of the publicly-held trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO) in connection with the Company's offer to issue its common stock in exchange for its outstanding trust preferred securities.  A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.  The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.  This letter is also being filed herewith in accordance with Rule 425 under the Securities Act.

Item 8.01        Other Events.

On May 12, 2010, Independent Bank Corporation (the "Company") issued a press release announcing an extension to the Early Tender Premium Deadline with respect to its offer to exchange up to 180,200,000 shares of the Company's common stock for up to all of the outstanding trust preferred securities issued by IBC Capital Finance II (Nasdaq:  IBCPO), IBC Capital Finance III, IBC Capital Finance IV, and Midwest Guaranty Trust I (the "Exchange Offer").  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in this Item 8.01 by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibits

99.1	Letter, dated May 14, 2010. This Exhibit is furnished to, and not filed with, the Commission.

99.2	Press Release, dated May 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: May 13, 2010	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive VP and CFO